Exhibit 10.2

PARTICIPATION AGREEMENT
LLOG GC 141 PROSPECT

This Participation Agreement (“Agreement”) is entered into and made effective this 1st day of March, 2008 (“Effective Date”) by and between LLOG Exploration Offshore, Inc. (“LLOG”), whose mailing address is 11700 Old Katy Road, Suite 295, Houston, Texas 77079 and Ridgewood Energy Corporation, (“Ridgewood”), whose mailing address is 11700 Old Katy Road, Suite 280, Houston, Texas 77079, herein referred to collectively as “Parties” and individually as a “Party”.

WITNESSETH

WHEREAS, LLOG has acquired leasehold interests to OCS Oil and Gas lease OCS-G 21785 covering Green Canyon Block 141, acquired by LLOG from Westport Oil & Gas Corporation and Anadarko Production Company (hereinafter referred to as the “Prospect”), and

WHEREAS, pursuant to that certain Offer to Participate dated February 11, 2008 and that certain conditional letter of acceptance dated February 15, 2008 by and between LLOG and Ridgewood covering the Prospect, Ridgewood has advised LLOG of its desire to participate in the drilling of the initial exploratory well on the Prospect, and

WHEREAS, LLOG and Ridgewood desire to set forth the terms and conditions under which Ridgewood shall participate in the initial exploratory well and receive an assignment of an interest in the Leases comprising the Prospect, all as more fully provided for herein, and

NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, together with the mutual covenants, conditions, and obligations contained herein, LLOG and Ridgewood do hereby enter into this Agreement under the following terms and conditions:

ARTICLE I
DEFINITIONS

1.1     AFE: shall mean the Authorization for Expenditure for the initial exploratory well on the Prospect, a copy of which is attached hereto as Exhibit “A-1”.

1.2     Contract Area: shall mean all of Green Canyon Block 141 and the South-half of the South-half (S/2 S/2) of Green Canyon Block 97.

1.3     Initial Exploratory Well (“IEW”): shall mean the first well or its substitute well(s), as provided for in Article III below, to be drilled within the Contract Area to the Objective Depth.

1.4     Lease(s): shall mean the Federal OCS Oil and Gas Leases described as OCS-G 21785, Green Canyon Block 141.

1.5     Objective Depth: shall mean a true vertical depth of at least 14,900 feet true vertical depth (15,706’ measured depth), or to a depth sufficient to test the Lentic 1 section, as defined hereinafter, whichever is deeper. For the purposes of this Agreement, the Lentic 1 section shall be deemed drilled to a sufficient depth when the IEW has been drilled to a depth sufficient to evaluate the seismic trough amplitude event observed at 4.250 seconds on Inline 1777 and Crossline 2071 of the TGS Diamond 3-D Seismic Survey. Such Lentic 1 section is also identified as the stratigraphic equivalent of the Lentic 1 section found in the Conoco OCS_G 5093 #1 well located in Green Canyon Block 142 at the interval from 14190’ to 14830’ true vertical depth.

1.6     Operating Agreement: shall mean the Green Canyon Block 141 Prospect Operating Agreement attached hereto as Exhibit “B” to be executed among the working interest owners effective as of March 1, 2008.

1.7     Well Plan: shall mean the Well Plan for the IEW attached hereto as Exhibits “A-2”, “A-3” and “A-4”.

1.8     Capitalized terms used throughout this Agreement and not defined in Sections 1.1 through 1.7 above, shall have the meanings ascribed to them elsewhere in this Agreement or in the Exhibits attached hereto.

Article II
EXHIBITS

     The following Exhibits are attached hereto and made a part of this Agreement:

Exhibit “A-1”	Authority for Expenditure OCS-G 21785 #2 Well

Exhibit “A-2”	Well Schematic for OCS-G 21785 #2 Well

Exhibit “A-3”	Directional Survey for OCS-G 21785 #2 Well

Exhibit “A-4”	Pore Pressure, Fracture Pressure for OCS-G 21785 #2 Well

Exhibit “B”	Operating Agreement

Exhibit “C”	Geologic and Data Information Requirements of Ridgewood

Exhibit “D”	Form of Assignment of Record Title Interest

Exhibit “E”	Existing Burdens on the Contract Area

Article III
IEW Participation

          3.1     Subject to rig availability, permitting and any regulatory approvals by the MMS, on or before April 30, 2008, LLOG as Operator shall commence the drilling of the IEW at a location that is 7726’ FWL and 1364’ FSL of OCS-G 31694, Green Canyon Block 97 and drill the IEW to the Objective Depth in accordance with the AFE and Well Plan. Ridgewood shall bear and pay twenty-five percent (25%) of the costs and expenses of the IEW. Ridgewood, having reviewed the Well Plan and AFE with all particulars (i.e. casing program, mud system, logging/evaluation program, and TD criteria), hereby acknowledges its agreement with the IEW well design, including but not limited to, well location (surface and bottom-hole) and the projected penetration point into the objective interval and does hereby approve such Well Plan and AFE for the IEW and elects to participate therein for its 25% working interest.

          3.2     In the event in the drilling of the IEW there should be encountered rock salt, heaving shale, excessive water flow, excessive pressure, igneous or other impenetrable formation or conditions which would render impracticable and preclude drilling the IEW to the Objective Depth, then and in such event any party to the Operating Agreement described in Article IV below may propose within one hundred and twenty (120) days following rig release for such well the drilling of a substitute well (“Substitute Well”) provided same is drilled to the same objective zone or zones as the IEW. If a Substitute Well is proposed under the Operating Agreement and Ridgewood is a participating Party, this Participation Agreement shall remain in full force and effect as though the Substitute Well was the IEW. If a Substitute Well is proposed under the Operating Agreement and Ridgewood is not a participating Party, this Participation Agreement shall terminate and the terms of the Operating Agreement shall apply and govern the interests of the Parties.

Article IV
Operating Agreement and Area of Mutual Interest

          4.1     All operations on the Contract Area shall be governed by the Operating Agreement attached hereto as Exhibit “B”. The Parties to the Operating Agreement may, by agreement amongst them, amend the Operating Agreement from time to time. The Parties agree that all provisions of the Operating Agreement shall apply to all operations conducted after the Effective Date within the Contract Area, except as otherwise provided in this Agreement. Should any conflict or inconsistency exist between the Operating Agreement and this Agreement as to the matters addressed herein, or in the event this Agreement addresses matters not included in the Operating Agreement, this Agreement shall prevail.

          4.2     LLOG shall provide Ridgewood with any and all raw well data and information obtained and/or results of analyses performed through the conduct of the drilling of any wells by LLOG on the Contract Area in which Ridgewood is a participant, as further provided for in Exhibit “C”, and any additional data and/or information that Ridgewood may become entitled to pursuant to the terms of the Operating Agreement. All data delivered to Ridgewood as provided in this Section 4.3 shall be delivered to Ridgewood pursuant to the Operating Agreement.

          4.3     LLOG and Ridgewood hereby create an Area of Mutual Interest (“AMI”) covering the South-half of the South-half (S/2 S/2) of Green Canyon Block 97. This AMI shall terminate three (3) years after the Effective Date, unless earlier terminated by the terms herein. If a Party acquires an interest or a right to acquire an interest in Green Canyon Block 97 (the “Acquiring Party”), the interests of the Parties shall be seventy five percent (75%) to LLOG if Ridgewood is the Acquiring Party and twenty five percent (25%) to Ridgewood if LLOG is the Acquiring Party. Under any circumstance, within fifteen (15) days after the date on which the Acquiring party acquired the interest (or the right to acquire the interest), it shall notify the non-Acquiring party in writing of such acquisition. The notice shall describe the interest acquired and the actual costs, burdens and/or obligations reserved or to be reserved to acquire such interest. Upon receipt of such notice, the non-Acquiring party shall have thirty (30) days after receipt of the notice to exercise its right to acquire its share of such interest. Upon receipt of the non-Acquiring party’s share of the costs or upon receipt of the non-Acquiring party’s written acceptance of the burdens or obligations which must be incurred to earn the interest, the Acquiring party shall assign the appropriate interest to the non-Acquiring party.

Article V.
Reimbursement of Land Sunk Costs and Assignment of Leases

          5.1     Within five (5) business days of Ridgewood’s execution of this Participation Agreement, Ridgewood agrees to pay LLOG $248,075.00, which represents Ridgewood’s proportionate share of the Lease bonuses, rentals and geological and geophysical costs (“Land Sunk Costs”) incurred by LLOG prior to the Effective Date for each Prospect.

          5.2     Within five (5) business days of the receipt by LLOG of Ridgewood’s payment as set forth in Article 5.1 above, LLOG shall execute and deliver or cause to be executed and delivered to Ridgewood an assignment of an undivided twenty-five percent (25%) record title interest in Lease OCS-G 21785 covering Green Canyon Block 141. Thereafter ownership of the Leases in the Contract Area shall be as follows:

LLOG	75%
Ridgewood Energy Corporation	25%

The form of assignments into Ridgewood shall be similar to the form of Assignment attached hereto as Exhibit “D”. Ridgewood shall bear its proportionate 25% share of the Lease royalty and its proportionate 25% share of the overriding royalty burdens on the Leases, such overriding royalty interest burdens being more fully described on Exhibit “E” attached hereto.

          5.3     Any assignment(s) of record title interest delivered by the Parties pursuant to this Agreement shall be delivered without warranty of title, whether express or implied, except as to persons lawfully claiming by, through or under the assignor, but not otherwise, and shall be free and clear of all burdens or other encumbrances on the leasehold, except for the assignor’s share of the lessor’s royalty, overriding royalty and those existing burdens as set forth in Exhibit “E” attached hereto. Further, any such assignment(s) delivered by the Parties pursuant to this Agreement shall be subject to the terms of this Agreement, the MC 489 Agreement and the Operating Agreement.

          5.4     The assignment(s) of record title interest executed pursuant to this Agreement require approval by the MMS. The assignee under any assignment(s) of record title interest executed pursuant to this Agreement shall promptly (i) file of record any assignment of record title interest in the appropriate governmental records and (ii) file for approval with the MMS (or other applicable governmental agencies) all assignment documents for the assigned interest. Should approval of the MMS (or any other similar governmental agency having jurisdiction) be denied, the Party receiving notice of such denial agrees to provide the other Party with written notice of such occurrence, along with a copy of all associated written communications, and the Parties agree to develop a revised form of assignment in an effort to meet the MMS’ or other appropriate agency’s requirements for approval. In the alternative, each Party shall execute and deliver, or cause to be executed and delivered, such other documents and take such other actions as a Party may reasonably request in an effort to comply with any such approval requirements. Ridgewood shall execute the necessary “Designation of Operator” form (MMS Form 1123) designating LLOG as the operator of the Leases and as designated applicant for oil spill financial responsibility for the Leases, along with any other documents required to allow LLOG to serve as operator of the Leases.

          5.5     Either Party’s rights and obligations hereunder may be assigned to a willing and financially able party subject to the terms and conditions of the Operating Agreement. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors, representatives and assigns and shall constitute a covenant running with the lease comprising the Contract Area.

ARTICLE VI
APPLICABLE LAW

          6.1     THIS AGREEMENT AND ALL OPERATIONS CONDUCTED HEREUNDER BY THE PARTIES SHALL BE SUBJECT TO ALL VALID APPLICABLE LAWS, RULES, REGULATIONS AND ORDERS, INCLUDING ALL FEDERAL LAWS, RULES, REGULATIONS AND ORDERS (“FEDERAL LAW”). TO THE EXTENT REQUIRED BY FEDERAL LAW, THE LAWS OF THE STATE ADJACENT TO THE CONTRACT AREA SHALL APPLY. THIS AGREEMENT SHALL OTHERWISE BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS, EXCLUSIVE OF ANY PROVISIONS THAT WOULD DIRECT THE APPLICATION OF THE SUBSTANTIVE LAW OF ANY OTHER JURISDICTION.

ARTICLE VII
NOTICES

          7.1     Any notices, communications, or documents that either of the Parties desire to give to the other Party or that may be required to be delivered to the other Party pursuant to this Agreement shall be in writing and sent via telecopy, delivered in person or sent certified mail, postage prepaid, return receipt requested, addressed to the Parties at the following respective addresses stated for each:

LLOG Exploration Offshore, Inc.
11700 Old Katy Road, Suite 295
Houston, Texas 77079
Attention:	Michael Altobelli
Telephone:	(281) 752-1105
Facsimile:	(281) 296-0219

Ridgewood Energy Corporation
11700 Old Katy Road, Suite 280
Houston, Texas 77079
Attention:	Randy Bennett
Telephone:	(281) 293-9384
Facsimile	(281) 203-7705

For purposes hereof, if facsimile or personal delivery is not possible, refusal by any Party hereto to accept correspondence sent by certified mail or two (2) unsuccessful attempts by the U.S. Postal Service to serve any communication sent by certified mail shall be deemed receipt of such correspondence. Any notice delivered on Saturday, Sunday, a legal holiday or after 4:15 p.m. on any other day, in the office of the recipient, shall be deemed to have been delivered on the business day next following the date of actual receipt. Either Party may change its address for notices by written notice to the other of them in accordance with this Section.

ARTICLE VIII
TERM

          8.1     The term of this Agreement shall commence on the Effective Date, and shall terminate upon the earlier of: (i) December 31, 2008 should the IEW not be commenced by such date, or (ii) the date the IEW reaches the Objective Depth, or (iii) the expiration of the Operating Agreement, or (iv) by the mutual agreement of the Parties, whichever event occurs first. Upon termination of this Agreement any and all future operations to be conducted on the Lease(s) for the joint benefit of the Parties shall be conducted under the Operating Agreement.

ARTICLE IX
RENTALS

          9.1     LLOG shall make all rental payments on behalf of the Parties for the Contract Area during the term of this Agreement. LLOG shall use reasonable care to make proper and timely payment of all rentals accruing under the terms of the lease(s) in the Contract Area. Upon receipt by Ridgewood of proper evidence of any such payments and LLOG’s invoice for Ridgewood’s twenty-five percent (25%) interest share of such rental payments accruing from and after the Effective Date, Ridgewood shall reimburse LLOG for its twenty-five percent (25%) interest share of such rentals. In the event LLOG fails to make proper payment of any rental accruing under the terms of the Lease(s) where such payment is required to continue the Lease(s) in force, LLOG shall not be liable to Ridgewood for any resulting damages or any loss which results from such non-payment, unless such non-payment results from LLOG’s gross negligence or willful misconduct. After the execution and delivery of the assignments referenced in Article V, the applicable terms in the Operating Agreement shall control as to the payment of rentals.

ARTICLE X
MISCELLANEOUS PROVISIONS

          10.1    This Agreement together with the instruments referred to herein and the Exhibits attached hereto, embody the entire agreement between the Parties with regard to the subject matter hereof, and supersede all other prior agreements, arrangements, understandings, negotiations and discussions, whether oral or written between the Parties relating to the subject matter hereof and there are no warranties, representations or other agreements between the Parties in connection with the subject matter hereof except as specifically set forth in this Agreement or in subsequent documents delivered pursuant thereto. This Agreement may be supplemented, altered, amended, modified or revoked only in writing, signed by all Parties hereto.

          10.2    Except for the definition headings contained in Article 1, all of the captions, numbering sequences and paragraph headings used in this Agreement are inserted for convenience only and shall in no way define, limit or describe the scope or intent of this Agreement or any part thereof, nor shall they have any legal effect other than to aid in a reasonable interpretation of this Agreement.

          10.3    Each Party has had the benefit of independent representation with respect to the subject matter of this Agreement. This Agreement, though drawn by one Party, shall be considered for all purposes as prepared through the joint efforts of the Parties, and shall not be construed against one Party or the other as a result of the preparation, submittal or other events of negotiation, drafting or execution hereof.

          10.4    Each of the Exhibits attached to this Agreement are incorporated into this Agreement by reference as fully as if the text of each Exhibit were set forth within the body of this Agreement.

          10.5    In the event of any conflicts or inconsistencies between the provisions of this Agreement and any other agreement, including any agreement referenced herein to be executed by the Parties hereafter, the provisions of this Agreement shall control to the extent of such conflict.

          10.6    The Parties agree that prior to making any public announcement or statement with respect to the transactions or operations contemplated by this Agreement, the Party desiring to make such public announcement shall obtain the prior written approval of the other Party to the text of such announcement or statement, which approval shall not be unreasonably withheld; provided, however, that any Party shall have the right, for any reason, to deny approval in the event the announcement or statement specifically names or otherwise identifies said Party. Nothing contained in this Article 10.6 shall be construed to require any Party to obtain approval to disclose information to any State or Federal governmental authority or agency, to the extent required by applicable law or by any applicable rules, regulations or orders of any governmental authority or agency having jurisdiction, or as necessary to comply with any disclosure requirements of applicable securities laws or any applicable stock exchanges, or if otherwise permitted under the terms of the Operating Agreement.

          10.7    This Agreement may be executed by signing the original or a counterpart hereof. If this Agreement is executed in multiple counterparts, each counterpart shall be deemed an original and all of which when taken together shall constitute but one and the same Agreement with the same effect as if all Parties had signed the same instrument. This Agreement may also be ratified by separate instrument referring to this Agreement and adopting by reference all the provisions of this Agreement. A ratification shall have the same effect as an execution of the original Agreement.

          10.8    This Agreement is subject to the arbitration provisions of the Operating Agreement.

          10.9    If any provision of this Agreement is for any reason held to violate any applicable law, governmental rule or regulation, or if the provision is held to be unenforceable or unconscionable, then such provision shall be deemed null and void; but the invalidity of that specific provision shall not be held to invalidate the remaining provisions of this Agreement. All other provisions in the entirety of this Agreement (including all Exhibits) shall remain in full force and effect unless the removal of the invalid provision destroys the legitimate purposes of this Agreement, in which event this Agreement shall be canceled and terminated. In the event any provision of this Agreement is or shall become unenforceable because of changes in applicable laws, or interpretations thereof, or should this Agreement fail to include a provision that is required as a matter of law, the validity of the other provisions of this Agreement shall not be affected. If those circumstances should arise, the Parties shall negotiate in good faith the required modifications to this Agreement to place themselves in the same position (insofar as possible), as they would have been in but for the change in applicable laws or interpretations thereof. If they cannot agree, the matter shall be submitted to arbitration.

          10.10   This Agreement does not benefit or create any rights in any person or entity not a party to this Agreement. It is expressly agreed that the duties, obligations and liabilities of the Parties are several and not joint, and nothing contained herein shall be construed to create or impose a partnership duty, obligation or liability on any of the Parties. Further, each Party represents that upon execution of this Agreement it has secured all necessary management approvals or other corporate approvals necessary to make this Agreement a fully binding contract.

          10.11   Waiver: No waiver by either Party of any default by the other Party in the performance of any provision, condition or requirement herein shall be deemed to be a waiver of, or in any manner a release of the other Party from, performance of any other provision, condition or requirement herein, nor deemed to be a waiver of, or in any manner a release of the other Party from, future performance of the same provision, condition or requirement; nor shall any delay or omission of either Party to exercise any right hereunder in any manner impair the exercise of any such right or any like right accruing to it thereafter.

          10.13    Pre-Spud. LLOG will hold a pre-spud meeting for the benefit of the participating party(s) on or before April 10, 2008.

EXECUTED as of the dates shown below, but effective for all purposes as of the Effective Date.

LLOG Exploration Offshore, Inc.

By:

Name:	Michael Altobelli
Title:	Land Manager – GOM Deepwater
Date:

Ridgewood Energy Corporation

By

Name:	W. Greg Tabor
Title:	Executive Vice President
Date:

Exhibit “A-1”
Attached to and made a part of that certain Participation Agreement effective
March 1, 2008 by and between LLOG Exploration Offshore, Inc. and
Ridgewood Energy Corporation.
AFE FOR OCS-G 21785 #2

Exhibit “A-2”
Attached to and made a part of that certain Participation Agreement effective
March 1, 2008 by and between LLOG Exploration Offshore, Inc. and
Ridgewood Energy Corporation.
WELL SCHEMATIC FOR OCS-G 21785 #2

Exhibit “A-3”
Attached to and made a part of that certain Participation Agreement effective
March 1, 2008 by and between LLOG Exploration Offshore, Inc. and
Ridgewood Energy Corporation.
DIRECTIONAL SURVEY FOR OCS-G 21785 #2

Exhibit “A-4”
Attached to and made a part of that certain Participation Agreement effective
March 1, 2008 by and between LLOG Exploration Offshore, Inc. and
Ridgewood Energy Corporation.
PORE PRESSURE, FRACTURE PRESSURE FOR OCS-G 21785 #2

Exhibit “B”
Attached to and made a part of that certain Participation Agreement effective
March 1, 2008 by and between LLOG Exploration Offshore, Inc. and
Ridgewood Energy Corporation.

OPERATING AGREEMENT

Exhibit “C”
Attached to and made a part of that certain Participation Agreement effective
March 1, 2008 by and between LLOG Exploration Offshore, Inc. and
Ridgewood Energy Corporation.

GEOLOGIC AND DATA INFORMATION REQUIREMENTS OF RIDGEWOOD

WELL:	OCS-G-21785 No. 2
LOCATION:	Green Canyon Block 141
OPERATOR:	LLOG Exploration Offshore, Inc.
ADDRESS:	11700 Old Katy Road, Suite 295 Houston, Texas 77079

Ridgewood Energy Corporation (Ridgewood) requests the following data:

DAILY REPORTS

BY FAX OR
EMAIL:	Daily drilling reports by 8:00 AM to:

FAX: 281-
Mudlogs, LWD/MWD logs by 8:00 AM to ATTN: _____________ , FAX: 281-_______, (VOICE MAIL __________)
Cement Bond Logs by email to:

BY MAIL:	All preliminary (field) and final logs, reports and other data and correspondence to the above address to the attention of ___________ or as appropriate.

ENGINEERING AND REGULATORY DATA
	COPIES
ITEM	FIELD	FINAL

Drilling Prognosis (complete drilling program)		2
Authority for Expenditure (AFE)		1
Location Plat and Elevation		1
Application for Permit to Drill, Approved Drilling Permit		1
Directional Wall Plot (if directional well)	2	N/A
Daily Drilling Report (Email or Fax Daily)	1
DST/Potential Test Reports, Reservoir Fluid Analyses	1	2
Directional Survey Report and Digital data (CD)	1	2
Completion/End of Well Reports		2
Other MMS/Government Reports and Correspondence		1

GEOLOGIC DATA
	COPIES
ITEM	FIELD	FINAL

Geological Prognosis		1
Mudlogs, Pressure Logs & Show Rpts (Fax or Email Daily)	1	4
Mudlogs, Pressure Logs – Film		1
LWD Logs (Fax or Email Daily)	1	4
Wireline Logs (Email or Fax: 281-847-6006)	1
Open Hole Logs (LWD & Wireline) – Prints	2	4
Open Hole Logs (LWD & Wireline) – Film		1
Open Hole Logs (LWD & Wireline) – CD (LAS/DLIS/PDS/EMF)		2
Core/Sidewall Core Analyses - CD	1	2
Geochemical Analyses of cuttings, gas, liquid samples	1	2
Paleontological Analyses	1	2
Velocity Survey/VSP Data	1	2
Mudlogging Final Report (incl. LAS digital data)		2

WELL CUTTINGS SAMPLES

TYPE	SETS

Wet Samples	1
Washed and Dried Samples	None
Canned Geochemical Samples	None

NOTIFICATION LIST

NAME/TITLE	OFFICE PHONE	Home Phone	EMAIL	CELL/PAGER

_________ (Geologist)	281-_______	281-
__________ (Res. Eng.)	281-________	281-304-8495
___________ (Drlg. Eng.)	281-________	281-
__________ (Ops. Eng.)	281-________	281-356-6687

          Please notify ___________ or one of the above contacts prior to any unscheduled coring or logging.

          Ridgewood requests the following on the subject well:

I.	General Requirements

A.

In accordance with the Operating Agreement, Ridgewood, at its own risk and expense, through its representative, shall have complete and immediate access at all times to the well or wells and the records and information collected in relation thereto. Ridgewood may observe the conduct of operations, if desired. In this regard, Operator will provide Ridgewood transportation on a space-available basis to and from said well or wells on regularly scheduled trips at the sole risk of Ridgewood.

B.

Ridgewood shall be notified in sufficient time to allow a representative to be present for all logging, testing, and coring operations and shall be notified when a show of oil or gas deemed worthy of evaluation is detected during operations. Such notice shall be given to one of the parties listed on the notification list.

II.	Drill Cuttings, Cores, and Fluid Samples

A.	Ridgewood requests a set of wet samples. Please have samples shipped to:
______________________.
______________________
Houston, Texas ______
Phone: __________ Fax: ___________
Email:

B.

If requested, and pending availability, the Operator shall provide Ridgewood with a sample of fluids recovered from wireline or conventional well tests. An accompanying transmittal letter for each sample should contain the well name, fluid type, test number, depth interval, date and time of collection, and any other pertinent data.

C.

Ridgewood shall be furnished a copy of all analyses performed by third-party vender(s) on cuttings, whole core or sidewall core samples, and fluid samples. Upon request, and pending availability, the Operator shall provide Ridgewood with a split of all whole core, rotary sidewall cores, and percussion sidewall cores for additional testing or analyses.

III.	Mudlogs, LWD/MWD Logs, Wireline Logs, Core Analyses, and Reports

A.

The 1” mud log, the 1” LWD/MWD log, and the mudlogger’s report should be faxed or emailed daily to Ridgewood as noted on page 1. On directional or deviated wells, both measured-depth (MD) and true-vertical-depth (TVD) logs are requested.

B.	Prior to any unscheduled wireline logging, Operator shall notify Ridgewood so that Ridgewood may elect to have a representative present on location.

C.

A graphical format of the wireline logs should be provided to Ridgewood as soon as possible after each log run. Email distribution of raster image files, faxing (LogNet-style), INSITE-ANYWHERE and Petrolink have been used successfully on past wells.

D.

Ridgewood should be provided with a final composite of the merged LAS files on wireline/LWD/MWD log digital data as soon as possible at the end of the well or after the final logging run. In addition, the digital data should be available as soon as possible after each intermediate log run.

E.	Ridgewood’s log and report requirements are listed on page 1.

IV.	Cement Bond Logs

A.	Ridgewood requests a copy of any Cement Bond Log be mailed and emailed to the attention of:

Mr. ____________
Ridgewood Energy Corporation
11700 Old Katy Road, Suite 280
Houston, Texas 77079
	Email address:	____________________

Exhibit “D”
Attached to and made a part of that certain Participation Agreement effective
March 1, 2008 by and between LLOG Exploration Offshore, Inc. and
Ridgewood Energy Corporation.

***Block #***]
OCS-G _____

(FORM OF)

ASSIGNMENT OF RECORD TITLE INTEREST

UNITED STATES OF AMERICA	§
OUTER CONTINENTAL SHELF	§
OFFSHORE LOUISIANA	§

          For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and in consideration of the covenants and agreements of Assignee herein contained, and subject to the terms and conditions hereinafter set forth, LLOG Exploration Offshore, Inc., a Louisiana corporation, whose address is 433 Metairie Road, Suite 600, Metairie, Louisiana 70005 (“Assignor”), hereby sells, transfers, assigns, conveys and delivers unto and Ridgewood Energy Corporation., whose address is 11700 Old Katy Road, Suite 280, Suite 280, Houston, Texas 77079 (“Assignee”), effective as of                                    , at 7:00 a.m., local time where the Lease is located the “Effective Time”),                          percent of eight-eighths (       % of 8/8ths) record title interest in and to the following oil and gas lease (the “Assigned Interest” ):

Serial Number OCS-G ___________________: Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act dated effective _________________, issued by the United States of America, as lessor, to _____________, as lessee, covering all of Block ____________, Mississippi Canyon, OCS Official Protraction Diagram, NG 15-2, containing approximately 5,760.00 acres, more or less (the “Lease”)

TO HAVE AND TO HOLD the Assigned Interest unto Assignee, its successors and assigns forever.

          This Assignment of Record Title Interest is made free and clear of all burdens and encumbrances on the Lease, except for the lessor’s royalty and those existing burdens and encumbrances set forth in Exhibit “A” attached hereto in existence as of the Effective Time and is delivered and accepted without any warranty of title, express or implied, except as to persons lawfully claiming by, through or under Assignor, but not otherwise, or other representations or warranties. Assignee shall have the rights of full substitution and subrogation in and to any and all rights and actions of warranty which the Assignor has or may have against all preceding owners of the Assigned Interest.

          Assignee hereby accepts this Assignment of Record Title Interest subject thereto and hereby assumes and agrees to fully discharge, comply with and perform its share of all duties, liabilities, obligations, both express and implied, imposed on the lessee of the Lease and to comply with all applicable state, federal and local laws and the rules and regulations of all state and federal regulatory and administrative bodies having jurisdiction over the Lease premises or operations for and the production of oil and gas therefrom.

          This Assignment of Record Title Interest is subject to that certain Participation Agreement dated effective March 1, 2008 by and between Assignor and Assignee and that certain Operating Agreement dated effective July _, 2007 by and between Assignor and Assignee.

          This Assignment of Record Title Interest is subject to the approval of the Minerals Management Service of the United States Department of the Interior and/or any other governmental department or agency having jurisdiction, which approval(s) Assignee shall earnestly seek to secure by promptly filing this Assignment of Record Title Interest with the appropriate offices of same.

          The provisions hereof shall bind and inure to the benefit of Assignee and Assignor and their respective affiliates, heirs, devisees, legal representatives, successors and assigns.

          EXECUTED this _______ day of _____ 2008, but effective as of the above-stated Effective Time.

WITNESSES:	ASSIGNOR:

LLOG Exploration Offshore, Inc.

By:

Name:

Title:

WITNESSESS:	ASSIGNEE:

Ridgewood Energy Corporation

By:

Name:

Title:

STATE OF LOUISIANA	§
COUNTY OF __________	§

On this ___ day of _____ 2008, before me appeared Kemberlia Ducote to me personally known, who, being by me duly sworn, did say that she is the Secretary of LLOG Exploration Offshore, Inc., a Louisiana corporation, and that the said instrument was signed on behalf of said corporation by authority of its Board of Directors and appearer herein acknowledged said instrument to be the free act and deed of said corporation.

          GIVEN under my hand and seal of office the day and year last above written.

NOTARY PUBLIC in and for the aforesaid
County and State

State Notarial No.

My Commission expires

STATE OF TEXAS	§
COUNTY OF HARRIS	§

On this ___ day of _____ 2008, before me appeared ___________ to me personally known, who, being by me duly sworn, did say that he is the ________ of Ridgewood Energy Corporation, a _____________ corporation, and that the said instrument was signed on behalf of said corporation by authority of its Board of Directors and appearer herein acknowledged said instrument to be the free act and deed of said corporation.

          GIVEN under my hand and seal of office the day and year last above written.

NOTARY PUBLIC in and for the aforesaid
County and State

State Notarial No.

My Commission expires

Exhibit “E”
Attached to and made a part of that certain Participation Agreement effective
March 1, 2008 by and between LLOG Exploration Offshore, Inc. and
Ridgewood Energy Corporation.

EXISTING BURDENS ON THE CONTRACT AREA

OCS-G 21785, Green Canyon Block 141

	WI	NRI

LLOG EXPLORATION	1.00000000	0.79125000

MMS ROYALTY		0.12500000
WESTPORT GENERATORS		0.00200000
KERR-MCGEE ORRI		0.00112500
WESTPORT DATA VENDOR
BLUE STREAK EXPLORATION		0.02000000

	1.00000000	1.00000000